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                                                                    EXHIBIT 99.2

                             GALILEO TECHNOLOGY LTD.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             GALILEO TECHNOLOGY LTD.

     The undersigned, a holder of Ordinary Shares, par value NIS 0.01 per share ("Ordinary Shares"), of Galileo Technology Ltd. ("Galileo"), acting with respect to all Ordinary Shares held by the undersigned, hereby appoints Avigdor Willenz and Matty Karp, and each of them, as proxies for the undersigned, with full power of substitution, to vote all Ordinary Shares of the undersigned, at the Extraordinary General Meeting (the "Meeting") of the shareholders of Galileo to be held on January 18, 2001 at 10:00 a.m., local time, at the principal executive offices of Galileo located at Moshav Manof, D.N. Misgav 20184, Israel, and at any adjournments, postponements or rescheduling thereof, hereby revoking any proxy previously given and ratifying all that said proxy or proxies may do pursuant hereto. All Ordinary Shares held by the undersigned will be voted by the proxies as directed on the reverse side of this Proxy card. In their discretion, the proxies are authorized to vote upon any such other business as may properly come before the Meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


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           ------
                  Please mark your
             X    votes as indicated
                  in this example.
           ------

                                                                                       FOR       AGAINST       ABSTAIN
Your Board of Directors               Item 1. Proposal to approve, adopt               [ ]         [ ]           [ ]
Recommends a Vote "FOR" Item 1.       and ratify the Agreement of Merger,
                                      dated as of October 16, 2000, by and
                                      between Marvell Technology Group
                                      Ltd., Toshack  Acquisitions  Ltd. and
                                      Galileo and the merger contemplated
                                      thereby between Galileo and Toshack
                                      Acquisitions Ltd.

The undersigned hereby acknowledges receipt of the Notice of the Extraordinary General Meeting and the related Joint Proxy Statement/Prospectus dated December 11, 2000 (the "Proxy Statement").

By signing this proxy, the undersigned further acknowledges and informs Galileo that unless specifically marked below, the undersigned's Ordinary Shares are not held by Toshack Acquisitions Ltd. or its Affiliates (as such a term is defined on page 39 of the Proxy Statement).

To the extent that the undersigned's Ordinary Shares are held by Toshack Acquisitions Ltd. or its Affiliates (and only in such a case), please check the following box: [__]

THE ORDINARY SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE ORDINARY SHARES WILL BE VOTED "FOR"
ITEM 1.

NOTE: Please date and sign exactly as your name appears hereon. Each joint owner should sign. When signing as attorney, executor, trustee, guardian or corporate officer, please give full title as such. Corporations should indicate full corporate name and title of duly authorized officer signing.

SIGNATURE(S)                                              Date
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